Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 1, 2011, appearing in the Annual Report on Form 10-K of SoundBite Communications, Inc. for the year ended December 31, 2010.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

December 21, 2011